Exhibit 99.1

PennyMac Financial Services, Inc. Reports

First Quarter 2026 Results

WESTLAKE VILLAGE, Calif. – May 5, 2026 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $82.3 million for the first quarter of 2026, or $1.53 per share on a diluted basis, on total net revenues of $545.0 million. Adjusted net income was $117.7 million and adjusted earnings per share (EPS) was $2.19.1 Book value per share increased to $83.31 from $82.77 at December 31, 2025.

PFSI’s Board of Directors declared a first quarter cash dividend of $0.30 per share, payable on May 28, 2026, to common stockholders of record as of May 18, 2026.

First Quarter 2026 Highlights

•	Pretax income was $104.7 million, down from $134.4 million in the prior quarter and up slightly from $104.2 million in the first quarter of 2025

•	Production segment pretax income was $133.6 million, up from $127.3 million in the prior quarter and $61.9 million in the first quarter of 2025

o	Total loan acquisitions and originations, including those fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT), were $37.0 billion in unpaid principal balance (UPB), down 12% from the prior quarter and up 28% from the first quarter of 2025

–	Production revenue margins, including fulfillment fees from PMT, were 86 basis points, up from 73 basis points in the prior quarter and 68 basis points in the first quarter of 2025

–	Total correspondent acquisitions were $24.4 billion in UPB, down 20% from the prior quarter and up 6% from the first quarter of 2025

–	Broker direct originations were $6.7 billion in UPB, up 3% from the prior quarter and 102% from the first quarter of 2025

–	Consumer direct originations were $6.0 billion in UPB, up 15% from the prior quarter and 130% from the first quarter of 2025

1 See page 14 for a reconciliation of GAAP net income to adjusted net income and adjusted EPS

1

o	Total locks, including those for PMT, were $44.8 billion in UPB, down 4% from the prior quarter and up 31% from the first quarter of 2025

•	Servicing segment pretax income was $12.7 million, down from $37.3 million in the prior quarter and $76.0 million in the first quarter of 2025

o   Pretax income excluding valuation-related items was $56.7 million, up 25% from the prior quarter

o	Valuation-related items included:

–	$183.0 million in mortgage servicing rights (MSR) fair value gains more than offset by $221.1 million in hedging losses, including $13.8 million in principal-only stripped mortgage-backed security (MBS) valuation-related accretion changes, and $6.0 million in provisions for losses on active loans

•	Net impact on pretax income related to these items was $(44.1) million or $(0.61) in diluted earnings per share

o	Servicing portfolio at the end of the quarter was $720.3 billion in UPB, down 2% from December 31, 2025 due to runoff and the transfer of $24 billion in UPB of MSR that was sold in the prior quarter which more than offset growth from production volumes

•	Pretax loss from Corporate and Other was $41.5 million, compared to $30.2 million in the prior quarter and $33.7 million in the first quarter of 2025

•	Repurchased approximately 560,000 shares of PFSI’s common stock at an average price of $89.28 per share for a cost of $50.0 million

“In the first quarter, PennyMac Financial generated an 8% annualized return on equity and an 11% annualized adjusted return on equity2,” said Chairman and CEO David Spector. “Our performance reflects our ongoing emphasis on maximizing returns on invested capital. The combination of strong operational execution in our consumer and broker direct lending channels along with improving operating efficiency drove production segment pretax income to its highest level in nearly five years. The growth in our direct channels was paired with our consistent strategic deployment of capital through the correspondent channel.”

Mr. Spector continued, “We are focused on driving growth where the marginal returns are most accretive to our current operating returns and where we can further lean into the operational scale we have achieved. We expect the acquisition of Cenlar to leverage the significant scale advantage of our tech-first platform and enhance our profitability over time. Despite expectations for a smaller origination market as interest rates move higher again, we remain confident in our ability to generate meaningful adjusted returns on equity as we move through 2026.”

2 See page 14 for a reconciliation of GAAP net income to annualized adjusted return on equity

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The following table presents the contributions of PFSI’s segments to pretax income:

	Quarter ended March 31, 2026
	Production	Servicing	Reportable segment total	Corporate and other	Total
	(in thousands)
Revenue:
Net gains on loans held for sale at fair value	$311,201	$33,784	$344,985	$-	$344,985
Loan origination fees	72,446	-	72,446	-	72,446
Fulfillment fees from PMT	5,737	-	5,737	-	5,737
Net loan servicing fees	-	152,830	152,830	-	152,830
Management fees	-	-	-	6,762	6,762
Net interest income (expense):
Interest income	112,999	94,922	207,921	258	208,179
Interest expense	95,588	154,134	249,722	-	249,722
	17,411	(59,212)	(41,801)	258	(41,543)
Other	125	(2,316)	(2,191)	5,958	3,767
Total net revenue	406,920	125,086	532,006	12,978	544,984
Expenses
Compensation	136,264	52,537	188,801	27,592	216,393
Loan origination	79,696	-	79,696	-	79,696
Technology	30,054	11,117	41,171	4,961	46,132
Servicing	-	38,233	38,233	-	38,233
Marketing and advertising	11,951	514	12,465	8,629	21,094
Professional services	5,649	2,080	7,729	6,670	14,399
Occupancy and equipment	5,332	2,502	7,834	2,157	9,991
Other	4,399	5,452	9,851	4,504	14,355
Total expenses	273,345	112,435	385,780	54,513	440,293
Income (loss) before income taxes	$133,575	$12,651	$146,226	$(41,535)	$104,691

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured and conventional conforming loans for PFSI’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

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PFSI’s loan production activity for the quarter totaled $37.0 billion in UPB, $34.2 billion of which was for its own account, and $2.8 billion of which was fee-based fulfillment activity for PMT. Correspondent locks for PFSI and direct lending IRLCs totaled $41.1 billion in UPB, down 4% from the prior quarter and up 31% from the first quarter of 2025.

Production segment pretax income was $133.6 million, up from $127.3 million in the prior quarter and $61.9 million in the first quarter of 2025. Production segment net revenues totaled $406.9 million, up 10% from the prior quarter and 64% from the first quarter of 2025. The increase in revenue from the prior quarter and the first quarter of 2025 was primarily due to higher volumes in the direct lending channels.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands)
Receipt of MSRs	$719,586	$775,242	$650,349
Gains on sale of loans to PennyMac Mortgage Investment Trust net of mortgage servicing rights recapture payable	7,749	16,341	4,838
Provision for representations and warranties, net	(1,478)	(2,924)	(2,132)
Cash loss, including cash hedging results	(204,312)	(492,013)	(587,009)
Fair value changes of pipeline, inventory and hedges	(176,560)	4,957	154,991
Net gains on mortgage loans held for sale	$344,985	$301,603	$221,037
Net gains on mortgage loans held for sale by segment:
Production	$311,201	$276,060	$187,145
Servicing	$33,784	$25,543	$33,892

PFSI performs fulfillment services for certain conventional conforming and nonconforming loans that it acquires from non-affiliates in its correspondent production business and subsequently sells to PMT. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $5.7 million in the first quarter, down 12% from the prior quarter and up 8% from the first quarter of 2025. The decrease from the prior quarter was driven by lower acquisition volumes for PMT’s account.

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Correspondent production volumes are initially acquired by PFSI. PMT retains the right to purchase up to 100% of non-government correspondent loan production. In the first quarter, PMT acquired all nonconforming correspondent production and 18% of total conventional conforming correspondent production.

Net interest income in the first quarter totaled $17.4 million, down from $19.8 million in the prior quarter. Interest income totaled $113.0 million, down from $129.0 million in the prior quarter, and interest expense totaled $95.6 million, down from $109.2 million in the prior quarter, both due to the lower overall volumes.

Production segment expenses were $273.3 million, up 12% from the prior quarter and 47% from the first quarter of 2025. The increase from the prior quarter was primarily due to higher volumes in direct lending, increased capacity and seasonal factors. The increase from the first quarter of 2025 was primarily due to higher volumes in direct lending and increased capacity.

Servicing Segment

The Servicing segment includes income from owned MSRs and subservicing. The total servicing portfolio decreased to $720.3 billion in UPB at March 31, 2026, down 2% from December 31, 2025 and up 6% from March 31, 2025. PFSI’s owned MSR portfolio totaled $483.8 billion in UPB, an increase of 3% from December 31, 2025 and 8% from March 31, 2025. PFSI subservices $236.5 billion in UPB, down 10% from the prior quarter. The decrease was driven by the transfer of $24 billion in UPB of MSR sold in the prior quarter. Of total subservicing UPB, $225.1 billion was for PMT, and $11.4 billion was for non-affiliates.

The table below details PFSI’s servicing portfolio UPB:

	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands)
Owned
Mortgage servicing rights and liabilities
Originated	$460,361,759	$448,035,447	$426,951,027
Purchased	13,633,606	13,999,998	15,276,140
	473,995,365	462,035,445	442,227,167
Loans held for sale	9,821,486	8,930,477	6,911,473
	483,816,851	470,965,922	449,138,640
Subserviced for:
PMT	225,093,530	226,774,067	229,907,855
Non-affiliates	11,413,998	11,616,738	75,310
Interim servicing	-	24,257,095	1,072,760
	236,507,528	262,647,900	231,055,925
Total loans serviced	$720,324,379	$733,613,822	$680,194,565

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Servicing segment pretax income was $12.7 million, down from $37.3 million in the prior quarter and $76.0 million in the first quarter of 2025. Servicing segment net revenues totaled $125.1 million, down from $153.9 million in the prior quarter and $170.6 million in the first quarter of 2025.

Revenue from net loan servicing fees totaled $152.8 million, up from $149.8 million in the prior quarter and down from $164.3 million in the first quarter of 2025. Net loan servicing fee revenues included $532.1 million in loan servicing fees, essentially unchanged from the prior quarter. Realization of cash flows was $355.0 million in the first quarter, down 7% from the prior quarter, reflecting the expectation of lower prepayment speeds in the future from portfolio burnout. Net MSR valuation-related losses totaled $24.3 million, comprised of MSR fair value gains of $183.0 million and hedging losses of $207.3 million.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands)
Loan servicing fees	$532,110	$532,192	$488,468
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(355,022)	(383,368)	(225,462)
Change in fair value inputs	183,029	40,388	(205,494)
Hedging (losses) gains	(207,287)	(39,432)	106,774
Net change in fair value of MSRs and MSLs	(379,280)	(382,412)	(324,182)
Net loan servicing fees	$152,830	$149,780	$164,286

Servicing segment revenue included $33.8 million in net gains on loans held for sale related to early buyout loans (EBOs), up from $25.5 million in the prior quarter and essentially unchanged from $33.9 million in the first quarter of 2025. The increase from the prior quarter reflects higher initiation volumes and redelivery margins as a result of lower rates in the beginning of the quarter. These EBOs are previously delinquent loans that were brought back to performing status through PFSI’s successful servicing efforts.

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Net interest expense totaled $59.2 million, compared to $19.2 million in the prior quarter and $27.4 million in the first quarter of 2025. Interest income was $94.9 million, down from $134.6 million in the prior quarter due primarily to lower short-term interest rates and the reversal of principal-only stripped MBS accretion due to slower expected future runoff. Interest expense was $154.1 million, up slightly from $153.8 million in the prior quarter.

Servicing segment expenses totaled $112.4 million, down from $116.6 million in the prior quarter primarily due to a decrease in provisions for losses on active loans.

Corporate and Other

Corporate and Other items include amounts attributable to corporate activities or not directly attributable to the production and servicing segments as well as management fees earned from PMT. PFSI manages PMT for which it earns base management fees and may earn performance incentive fees.

Pretax loss for Corporate and Other was $41.5 million, up from $30.2 million in the prior quarter and $33.7 million in the first quarter of 2025.

Corporate and Other net revenues totaled $13.0 million, and consisted of $6.8 million in management fees, $6.0 million in other revenue, and $0.3 million of net interest income. No performance incentive fees were earned in the first quarter.

Expenses were $54.5 million, up from $43.4 million in the prior quarter and $46.1 million in the first quarter of 2025. The increase from the prior quarter was primarily driven by higher advertising expenses related to the 2026 Winter Olympics, as well as $3.2 million of expenses associated with the Cenlar acquisition. The prior quarter also included reduced expenses related to technology accruals.

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The following table presents a breakdown of management fees:

	Quarter ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands)
Management fees:
Base	$6,762	$6,856	$7,012
Performance incentive	-	-	-
Total management fees	$6,762	$6,856	$7,012
Average PMT shareholders' equity used to calculate base management fees	$1,828,237	$1,813,357	$1,895,785

Consolidated Expenses

Total expenses were $440.3 million, up from $403.6 million in the prior quarter due to higher expenses in the production and corporate and other segments as mentioned above.

Taxes

PFSI recorded a provision for tax expense of $22.4 million, resulting in an effective tax rate of 21.4%.

***

Management’s slide presentation and accompanying material will be available in the Investor Relations section of the Company’s website at pfsi.pennymac.com after the market closes on Tuesday, May 5, 2026. Management will also host a conference call and live audio webcast at 5:00 p.m. Eastern Time to review the Company’s financial results. The webcast can be accessed at pfsi.pennymac.com, and a replay will be available shortly after its conclusion.

***

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs approximately 5,300 people across the country. For the twelve months ended March 31, 2026, PFSI’s production of newly originated loans totaled $154 billion in UPB, making it a top lender in the nation. As of March 31, 2026, PFSI serviced loans totaling $720 billion in UPB, making it a top mortgage servicer in the nation. Additional information about PFSI is available at pfsi.pennymac.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
mediarelations@pennymac.com	Isaac Garden
805.395.9943	PFSI_IR@pennymac.com
818.264.4907

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in macroeconomic, consumer and real estate market conditions; changes in housing prices, housing sales and real estate values; rising homeownership costs negatively impacting housing affordability; the continually changing federal, state and local laws and regulations applicable to our highly regulated industry; lawsuits or governmental actions resulting from noncompliance with laws and regulations; the mortgage lending and servicing-related regulations promulgated by federal and state regulators and the enforcement of these regulations; licensing and operational requirements of jurisdictions applicable to our business, to which our bank competitors are not subject; changes to government modification programs; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase and sales opportunities for mortgage servicing rights; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; foreclosure delays and changes in foreclosure practices; our dependence on U.S. government-sponsored entities and changes in their roles; our ability to manage third-party vendors and mortgage investor requirements; our exposure to counterparties that do not fulfill contractual obligations; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; the accuracy or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations; conflicts of interest in allocating our services and investment opportunities among us and our advised entity; our ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; the development of artificial intelligence; the effect of public opinion on our reputation; our exposure to risks of loss and disruption in operations from severe weather events, man-made or other natural conditions, including climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted net income, adjusted earnings per share, pretax income excluding valuation-related items and adjusted return on equity that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business and investors use this information to calculate financial and cash flow measures. Non-GAAP disclosures have limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands, except share amounts)
ASSETS
Cash	$219,513	$301,680	$211,093
Short-term investment at fair value	434,220	410,037	443,393
Principal-only stripped mortgage-backed securities at fair value	659,235	722,528	817,596
Loans held for sale at fair value	9,954,495	9,123,410	7,095,270
Derivative assets	282,595	187,775	171,931
Servicing advances, net	622,890	589,542	496,917
Mortgage servicing rights at fair value	10,149,036	9,598,941	8,963,889
Receivable from PennyMac Mortgage Investment Trust	17,500	17,122	29,198
Loans eligible for repurchase	8,594,471	7,409,800	4,979,127
Other	1,010,043	1,027,854	664,462
Total assets	$31,943,998	$29,388,689	$23,872,876

LIABILITIES
Assets sold under agreements to repurchase	$10,177,643	$8,794,002	$7,058,053
Mortgage loan participation purchase and sale agreements	691,081	696,618	510,141
Notes payable secured by mortgage servicing assets	1,426,325	1,326,021	1,724,608
Unsecured senior notes	4,834,396	4,831,742	3,998,702
Derivative liabilities	70,652	15,806	15,293
Mortgage servicing liabilities at fair value	1,568	1,572	1,651
Accounts payable and accrued expenses	459,016	643,896	365,056
Payable to PennyMac Mortgage Investment Trust	96,033	116,585	101,175
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	24,757	24,757	25,898
Income taxes payable	1,206,492	1,184,020	1,158,642
Liability for loans eligible for repurchase	8,594,471	7,409,800	4,979,127
Liability for losses under representations and warranties	35,805	34,894	30,774
Total liabilities	27,618,239	25,079,713	19,969,120

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 51,923,059, 52,061,346, and 51,658,984 shares, respectively	5	5	5
Additional paid-in capital	46,926	96,870	68,902
4325.759	4,278,828	4,212,101	3,834,849
Total stockholders' equity	4,325,759	4,308,976	3,903,756
Total liabilities and stockholders’ equity	$31,943,998	$29,388,689	$23,872,876

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands, except per share amounts)
Revenues
Net gains on loans held for sale at fair value	$344,985	$301,603	$221,037
Loan origination fees	72,446	68,437	46,611
Fulfillment fees from PennyMac Mortgage Investment Trust	5,737	6,538	5,290
Net loan servicing fees:
Loan servicing fees	532,110	532,192	488,468
Change in fair value of mortgage servicing rights and mortgage servicing liabilities	(171,993)	(342,980)	(430,956)
Mortgage servicing rights hedging results	(207,287)	(39,432)	106,774
Net loan servicing fees	152,830	149,780	164,286
Net interest (expense) income:
Interest income	208,179	263,894	189,871
Interest expense	249,722	262,996	208,082
	(41,543)	898	(18,211)
Management fees from PennyMac Mortgage Investment Trust	6,762	6,856	7,012
Other	3,767	3,893	4,878
Total net revenues	544,984	538,005	430,903
Expenses
Compensation	216,393	208,073	181,988
Loan origination	79,696	69,651	44,096
Technology	46,132	35,378	40,197
Servicing	38,233	43,360	21,875
Professional services	21,094	10,411	9,432
Marketing and advertising	14,399	10,303	9,037
Occupancy and equipment	9,991	9,963	8,382
Other	14,355	16,461	11,700
Total expenses	440,293	403,600	326,707
Income before provision for income taxes	104,691	134,405	104,196
Provision for income taxes	22,369	27,574	27,916
Net income	$82,322	$106,831	$76,280
Earnings per share
Basic	$1.58	$2.05	$1.48
Diluted	$1.53	$1.97	$1.42
Weighted-average common shares outstanding
Basic	52,132	52,003	51,506
Diluted	53,859	54,171	53,624
Dividend declared per share	$0.30	$0.30	$0.30

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PENNYMAC FINANCIAL SERVICES, INC. RECONCILIATION OF GAAP NET INCOME

TO ADJUSTED NET INCOME AND ANNUALIZED ADJUSTED RETURN ON EQUITY

Quarter Ended March 31, 2026
(in thousands, except annualized adjusted return on equity)
Net income	$82,322
Increase in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	(183,028)
Principal-only stripped MBS valuation-related accretion changes	13,814
Hedging losses associated with MSRs	207,287
Provision for losses on active loans	5,991
Cenlar acquisition-related expenses	3,212
Total adjustments:	47,275
Tax impacts of adjustments(1)	11,866
Adjusted net income	$117,731
Diluted shares outstanding	53,859
Adjusted diluted EPS	$2.19
Average stockholders' equity	4,323,518
Annualized adjusted return on equity	11%

(1) Assumes tax rate of 25.1%

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